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                                                                       EXHIBIT 5

January 30, 1997

Tyco International Ltd.
One Tyco Park
Exeter, New Hampshire 03833

Gentlemen:

    I am General Counsel of Tyco International Ltd., a Massachusetts corporation (the "Company"). I have acted as counsel to the Company in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series to be issued from time to time pursuant to the terms of an Indenture (the "Indenture"), between the Company and First Trust of New York, National Association, as successor Trustee, or (ii) shares of common stock, par value $0.50 per share ("Common Stock") (the Debt Securities and Common Stock are hereafter collectively referred to as "Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed U.S.$900,000,000.

    I have made such inquiries and reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby, and I have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

    Based on the foregoing, and subject to the terms of the Securities being otherwise in compliance with then applicable law and to any required action of the Board of Directors of the Company being taken, it is my opinion that:

        (i) when issued in accordance with the terms and conditions of the Indenture and as contemplated in the Registration Statement and any amendments and Prospectus Supplements thereto, the Debt Securities will be legally issued and constitute binding obligations of the Company; and

        (ii) when issued as contemplated in the Registration Statement and any amendments and Prospectus Supplements thereto, the Common Stock will be legally issued, fully paid and non-assessable.

    I am an attorney admitted to practice in the Commonwealth of Massachusetts and the State of New York. I express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Massachusetts and the laws of the State of New York.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Validity of Securities" in the Prospectus which forms a part thereof.

                                          Very truly yours,

                                          /s/ M. BRIAN MOROZE
                                          --------------------------------------
                                          M. Brian Moroze
                                          General Counsel